Exhibit 5.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

       CHICAGO                 787 SEVENTH AVE.                BEIJING
        ----               NEW YORK, NEW YORK 10019             ----
       DALLAS               TELEPHONE 212 839 5300             GENEVA
        ----                FACSIMILE 212 839 5599              ----
     LOS ANGELES                www.sidley.com                HONG KONG
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    SAN FRANCISCO                                              LONDON
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   WASHINGTON, D.C.              FOUNDED 1866                 SHANGHAI
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                                                             SINGAPORE
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                                                                TOKYO



                               February 21, 2003



Core Bond Products LLC
Bank of America Corporate Center
Charlotte, North Carolina 28255

           Re:  Core Bond Products LLC
                Registration Statement on Form S-3
                ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Core Bond Products LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration for sale of Pass-Through Certificates (the "Certificates") by the Company. As described in the Registration Statement, each series of Certificates will be of a single class issued by a separate and distinct New York common law trust (together, the "Trusts") to be formed by the Company pursuant to a separate and distinct Trust Agreement (together, the "Trust Agreements") among the Company, as depositor, the trustee and securities intermediary to be named therein, and the administrative agent to be named therein, on the issue date of the related series of Certificates.

     As counsel for the Company, we have examined and relied upon such agreements, instruments, certificates, records and other documents, or copies thereof, as we have deemed necessary or appropriate for the purpose of the opinion expressed herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that upon execution of the Trust Agreement related to any Trust, in the form filed as an exhibit to the Registration Statement, the Certificates to be issued by that Trust, when executed, authenticated and delivered by the Trustee in accordance with such Trust Agreement against the requisite payment therefor, will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles expressed therein).

     We hereby consent to the use of our name in the Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                  Very truly yours,



                                  /s/ Sidley Austin Brown & Wood LLP
                                  ----------------------------------
                                      Sidley Austin Brown & Wood LLP